Exhibit 23.2
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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post Effective Amendment No. 2 to Registration Statement No. 333-80475 of DoctorSurf.com, Inc. of our report dated September 30, 1999 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Tampa, Florida
February 22, 2000